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                        SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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[ ]    Preliminary Proxy Statement
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                     NOVAMETRIX MEDICAL SYSTEMS INC.

 ...............................................................................
           (Name of Registrant as Specified In Its Charter)

 ...............................................................................
    (Name of Person(s) Filing Proxy Statement if Other than the Registrant)

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NOVAMETRIX
MEDICAL SYSTEMS INC.
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                                                        September 13, 1996

Dear Stockholders:

We apologize to the majority of our stockholders who are tired of reading false attacks and baseless innuendo from the dissident 13D Group. Unfortunately, the letters from Paul Cote's 13D Group continue to contain blatantly false statements and thinly veiled attacks with no factual foundation whatsoever. We are forced once again to respond.

WHO ARE THESE PEOPLE?

THE 13D GROUP, LEAD BY PAUL COTE AND HIS ADVISORS, IS A DISSIDENT STOCKHOLDER GROUP WITH ABSOLUTELY NO AFFILIATION TO THE BOARD OF DIRECTORS OR MANAGEMENT OF NOVAMETRIX.

The 13D Group's nominees for directors of your Company consist of a lawyer from Lewiston, Maine and a dentist from Boston, Massachusetts. Neither of these persons has any experience whatsoever in the medical instrumentation business.

We also know that Paul Cote and the organizers of his 13D Group are willing to make false statements in their letters to you.

I have enclosed a letter signed by all of the directors of Novametrix which confirms, once again, that:

*      All of the directors are stockholders of the Company; and

* The Board of Directors acted to equalize the size of the classes of directors, as provided for in our Certificate of Incorporation, before Mr. Cote's Group advised us that it was even considering nominating its own directors.

WHAT DO THESE PEOPLE WANT?

The 13D Group has made it clear that they want Novametrix' stock price to be higher. That's great! We all want Novametrix' stock price to be higher. We have engaged Tucker Anthony Incorporated in order to advise your Board of Directors on how to meet this challenge and to achieve the Company's short and long term goals. However, despite the repeated refusal of Mr. Cote and the other organizers of the 13D Group to allow us to meet with all of the members of the group they organized to discuss the Company's strategy, Mr. Cote and his advisors continue to complain that the stock price is too low, without providing any analysis showing that the stock price should be higher.

Apparently, they believe that their mere presence on your Board of Directors will magically lift the stock price, since they have not provided you or the management of Novametrix with concrete proposals as to how they will achieve a higher stock price. And despite our best efforts to get more concrete and constructive ideas from Mr. Cote and his 13D Group on how to actually increase stockholder value, they have not come up with any REAL IDEAS.

- --------------------------------------------------------------------------------
 1 BARNES INDUSTRIAL PARK ROAD   *    P.O. BOX 690   *    WALLINGFORD, CT 06492
                USA    *    203-265-7701    *    FAX 203-284-0753

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DO YOU WANT THESE PEOPLE TO REPRESENT YOUR INTERESTS?

We think the clear answer is NO.

They show, at best, reckless disregard for facts which are publicly available.

They make venomous accusations with absolutely no basis in fact.

They complain about Novametrix' stock price without explaining their reasoning or providing any apparent expertise or ideas as to how to improve it.

DON'T VOTE FOR PEOPLE WHO HAVE SO LITTLE TO OFFER AND WHO SHOW SUCH DISREGARD FOR THE TRUTH. DON'T VOTE FOR THE DISSIDENT 13D GROUP.

WE STRONGLY URGE YOU NOT TO SIGN OR RETURN ANY PROXY CARDS YOU RECEIVE FROM THE 13D GROUP UNTIL YOU HAVE HAD THE OPPORTUNITY TO REVIEW AND CAREFULLY CONSIDER THE COMPANY'S PROXY MATERIALS, WHICH WILL BE SENT TO YOU AS SOON AS THE SEC HAS COMPLETED ITS REVIEW PROCESS.

IF YOU HAVE ALREADY SIGNED AND RETURNED THE 13D GROUP'S PROXY YOU CAN REVOKE THAT PROXY BY SIGNING A LATER-DATED PROXY WHICH WE WILL SEND YOU WITH THE COMPANY'S PROXY MATERIAL. ONLY YOUR LATEST DATED PROXY COUNTS.

On behalf of your Board of Directors, I thank you for your continued interest and support.
                               Sincerely,


                               William J. Lacourciere
                               Chairman and Chief Executive Officer

Under applicable regulations of the Securities and Exchange Commission, the Company and the current directors may be deemed to be "participants" in the Company's solicitation efforts at the upcoming Annual Meeting. The current directors beneficially own, collectively in the aggregate, including currently exercisable warrants and options, approximately 9.5% of the outstanding Common Stock of the Company.


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NOVAMETRIX
MEDICAL SYSTEMS INC.
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                                                            September 13, 1996

Dear Stockholders:

In response to Paul A. Cote's 13D Shareholder Group's false statements and accusations, we, the directors of Novametrix, confirm to you that:

* On May 16, 1996, the Board of Directors met and considered the unequal distribution of directors among classes resulting from prior director resignations. The Board determined to meet on May 20, 1996 to decide what actions should be taken to conform the Board to the provisions of Novametrix' Certificate of Incorporation, which provide for classes of equal size.

* On May 20, 1996, each of us participated in a meeting at which the actions were taken making the number of directors in each class equal.

* None of us were aware at the time of either of those meetings that Paul Cote's 13D Group was considering nominating its own directors.

* Each of us owns Novametrix Common Stock and has filed publicly available documents showing that we own Novametrix Common Stock.

We sincerely hope that our fellow stockholders will no longer be subject to misrepresentations and baseless innuendo by Mr. Cote and the organizers of his 13D Group.
                        Sincerely,
                        Your Board of Directors:

          Thomas M. Haythe                 William J. Lacourciere

         Michael J. Needham                  Photios T. Paulson

         Steven J. Shulman                   Joseph A. Vincent

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 1 BARNES INDUSTRIAL PARK ROAD    *   P.O. BOX 690    *   WALLINGFORD, CT 06492
                USA    *    203-265-7701   *    FAX 203-284-0753